SUB-ITEM 77H

As of October 31, 2013, the following entities owned 25% or more of the voting securities of MFS Inflation-Adjusted Bond Fund:

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|PERSON/ENTITY                   |PERCENTAGE|
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|MFS CONSERVATIVE ALLOCATION FUND|25.84%    |
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|MFS MODERATE ALLOCATION FUND    |27.05%    |
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